Exhibit 99.1
SandRidge Energy, Inc. Reports Financial and Operational Results
for Fourth Quarter and Full Year 2018

Oklahoma City, Oklahoma, March 4, 2019 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter and fiscal year ended December 31, 2018.

Highlights During and Subsequent to Fourth Quarter and Full Year 2018

•Appointed Paul McKinney as President & CEO in January 2019
•Fourth quarter net income of $54 million, or $1.53 per share (including $43 million of gains on derivatives), and adjusted net income of $5 million, or $0.15 per share (excluding non-cash impact of hedges and other items)
•Year end 2018 net loss of $9 million, or $0.26 per share (including $17 million of loss on derivatives), and adjusted net income of $20 million, or $0.57 per share (excluding non-cash impact of hedges and other items)
•Adjusted EBITDA of $45 million for the fourth quarter and $167 million for year end 2018
•Beat midpoint of 2018 production guidance while achieving cash costs and capital expenditures that were 3% and 8% below midpoint of guidance, respectively
•North Park production increased 53% year over year, reaching 30% of total Company oil production in 2018
•Standardized Measure and PV-10 of $1.0 billion ($612 million using alternative pricing of $54/Bbl and $2.75/MMBtu)

“This is a great time to be joining SandRidge Energy,” said Paul McKinney, President and CEO. “With a clean balance sheet, a talented team of oil and gas professionals, and the support of our Board of Directors, we are focusing on profitably growing shareholder value. We have developed a business strategy founded on the principles and industry best practices that we believe will deliver a competitive rate of return to our shareholders on a sustainable basis. Considering the commodity price volatility our industry is experiencing, we plan to maintain flexibility in our capital spending plans with the intention of staying within or very close to within our cash flow. This strategy also supports our ability to capture accretive opportunities we encounter in the market place.

“Our business strategy is focused on a few key components we believe will drive success as we acquire, explore for and develop hydrocarbon resources in the United States. To win in this industry you need to have a winning team and we will do whatever is necessary to attract and retain top tier talent. We will pursue operational excellence with a sense of urgency to deliver low-cost and efficient execution of our operations, leveraging advanced technologies and data analytics to develop a culture of continuous improvement while holding to our core values prioritizing health, safety and environmental stewardship. We will allocate our resources to projects that deliver high margins and returns while fully accounting for risk and uncertainty in each investment opportunity, optimize our portfolio by upgrading our assets through accretive acquisitions, mergers and dispositions that reduce our break-even costs, and explore all avenues of cost reduction. Finally, we will continue to exercise financial discipline by protecting our balance sheet through responsible use of leverage and hedging and financial strategies that sustain our capital programs, and ultimately deliver free cash flow with competitive debt-adjusted per share returns.”

Financial Results
Fourth Quarter
For the fourth quarter, the Company reported net income of $54 million, or $1.53 per share, and net cash provided by operating activities of $36 million. After adjusting for certain items, the Company’s adjusted net income amounted to $5 million, or $0.15 per share, operating cash flow totaled $44 million and adjusted EBITDA was $45 million for the quarter. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release beginning on page 15.

Full Year
For the full year of 2018, the Company reported a net loss of $9 million, or $0.26 per share, and net cash provided by operating activities of $146 million. After adjusting for certain items, the Company’s adjusted net income amounted to $20 million, or $0.57 per share, operating cash flow totaled $137 million and adjusted EBITDA was $167 million for the year.

Operational Results and Activity
Production totaled 3.1 MMBoe (27% oil, 24% NGLs and 49% natural gas) for the fourth quarter and 12.3 MMBoe (28% oil, 23% NGLs and 49% natural gas) for the full year of 2018. During the quarter, the Company averaged two rigs in the Mid-Continent region targeting the Mississippian and the Northwest STACK Meramec and one rig in North Park Basin targeting the Niobrara.

North Park Basin Asset in Jackson County, Colorado
Fourth Quarter
Net oil production in the North Park Basin totaled 314 MBo (3.4 MBopd) for the fourth quarter. During the quarter, the Company drilled six wells.

Full Year 2018
In 2018, the Company drilled twelve North Park Basin wells and brought nine wells to sales. One rig drilled two spacing tests, a federal unit obligation well and initiated southern delineation. Production from the eight well eastern spacing test exceeded type curve expectation by a cumulative 14% on an average per well basis and confirmed a minimum of twelve wells per section spacing in this area. The Company also drilled a six well western spacing test using a twenty-three wells per section pattern. The six wells are currently being tested with results expected early in the second quarter 2019. With seven months of drilling, the Company increased oil production in the field by 53% year over year.

Efforts to expand gas processing capabilities progressed throughout the year. The mechanical refrigeration unit “MRU” went into service during the first quarter 2019. The MRU is currently processing 2,000 Mcf per day to extract natural gas liquids and reduce emissions within the field. Construction of a gas to liquids “GTL” processing facility is ongoing with initial installation expected in the second quarter

2019. The GTL pilot is projected to convert 500 Mcf per day into 50 Bbls of diesel and naphtha, with no residual gas.

Mid-Continent Assets in Oklahoma and Kansas
Fourth Quarter
In the fourth quarter, production in the Mississippian totaled 2.5 MMBoe (27 MBoepd, 17% oil) and Northwest STACK production totaled 183 MBoe (2 MBoepd, 40% oil). The Company averaged two rigs in the Mid-Continent and drilled seven wells, two in the Mississippian and five in the Northwest STACK.

The five wells drilled in the Northwest STACK targeted the Meramec, with three wells drilled under the previously announced Drilling Participation Agreement. During the quarter, the Company brought three wells to sales in the Northwest STACK with a 30-Day IP per well average of 292 Boepd (67% oil).

During the quarter, the Company drilled the remaining two wells of the Mississippian four well program and brought three wells online.

Full Year 2018
During the year, the Company drilled twenty-two wells in the Mid-Continent with an average of two rigs and brought twenty wells to sales. In the Northwest STACK, eighteen Meramec wells were drilled with fifteen wells under the Drilling Participation Agreement. Under this agreement, the Company spent only $6 million in total drilling and completion capital for 2018. As a result, the Company converted 5,800 acres to ‘held by production,’ delineated the play and optimized geologic targeting and completions techniques. In the Mississippian, the Company drilled and completed a four well program which produced a 30-Day IP per well average of 399 Boepd (58% oil).

Year End 2018 Estimated Proved Reserves
The Company’s total estimated SEC proved reserves as of December 31, 2018 were 160 MMBoe, a decrease of 10% year over year. The Company's Standardized Measure and PV-10 was $1.0 billion, an increase of 40% year over year. SEC pricing used in the preparation of the December 31, 2018 reserves was $65.56 per Bbl for oil and $3.10 per MMBtu for natural gas, before adjustments.

For comparative purposes, utilizing alternative pricing of $54.00 per Bbl of oil and $2.75 per MMBtu for natural gas rather than SEC pricing for oil and natural gas, total reserves at December 31, 2018 were 128 MMBoe, with a PV-10 of $612 million. These calculations were based on the SEC proved reserves estimation methodology, but applied the aforementioned alternative prices.

Proved reserves decreased from 177.6 MMBoe at December 31, 2017 to 160.2 MMBoe at December 31, 2018, primarily as a result of incorporating a one-time adjustment to estimated future workover costs in the Mississippian Lime where a larger population of these wells are transitioning into late-life mature production. This estimate of future costs contributed to a 24.9 MMBoe decrease associated with shorter economic lives and when combined with a decrease of 8.3 MMBoe attributable to well performance, results in total revisions of 33.2 MMBoe (7% oil). Proved reserves also decreased 6.6 MMBoe due to divestitures. These reductions were partially offset by the acquisition of 15.4 MMBoe associated with the purchase of interest in Mid-Continent wells, extensions and discoveries of 19.3 MMBoe from successful drilling, as well as recording proved undeveloped reserves at an increased well density in the North Park Basin.

	Oil MBbls	NGLs MBbls	Gas MMcf	Equivalent MBoe[1]	Standardized Measure /PV-10 $MM
Proved Reserves, December 31, 2017	61,791	34,314	488,932	177,594	$749
Extensions & Discoveries	11,148	2,320	35,185	19,332
Purchases	2,146	4,131	54,436	15,350
Sales of Assets	(5,273)	(809)	(2,969)	(6,577)
Production	(3,477)	(2,829)	(36,175)	(12,335)
Revisions	(2,316)	(8,952)	(131,518)	(33,188)
Proved Reserves, December 31, 2018	64,019	28,175	407,891	160,176	$1,046

1) Equivalent Boe are calculated using an energy equivalent ratio of six Mcf of natural gas to one Bbl of oil. Using an energy-equivalent ratio does not factor in price differences and energy-equivalent prices may differ significantly among produced products.

SEC Proved Reserves and Alternative Price Based Proved Reserves

	YE 2018 @ SEC Pricing[1]		YE 2018 @ Alternative Pricing[2]
	Equivalent MBoe	Standardized measure / PV-10 $MM	Equivalent MBoe	PV-10 $MM
Developed	92,302	$659	82,659	$479
Undeveloped	67,874	$387	44,847	$133
Total Proved	160,176	$1,046	127,506	$612

1) SEC Pricing remains flat for reserve life at $65.56/Bo & $3.10/MMBtu
2) Alternative pricing of $54.00/Bo & $2.75/MMBtu

2019 Capital Expenditures and Operational Guidance
In 2019, the Company plans to spend $160 - $180 million in total capital expenditures, which includes $115 - $125 million in drilling and completion capital allocated between the North Park Basin and Mid-Continent. Total production for 2019 is projected to be 11.4 - 12.0 MMBoe with oil production over 32%. Other operational guidance detail can be found on the "2019 Operational and Capital Expenditure Guidance" table below.

Liquidity and Capital Structure
As of February 20, 2019, the Company had no debt and total liquidity was $356 million, which includes $11 million of cash and $345 million of borrowing base under the credit facility, net of outstanding letters of credit.

Conference Call Information
The Company will host a conference call to discuss these results on Tuesday, March 5, 2019 at 8:00 am CT. The telephone number to access the conference call from within the U.S. is (833) 245-9650 and from outside the U.S. is (647) 689-4222. The passcode for the call is 3764669. An audio replay of the call will be available from March 5, 2019 until 11:59 pm CT on April 4, 2019. The number to access the conference call replay from within the U.S. is (800) 585-8367 and from outside the U.S. is (416) 621-4642. The passcode for the replay is 3764669.
A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

2019 Operational and Capital Expenditure Guidance
Presented below is the Company’s operational and capital expenditure guidance for 2019.

Guidance
Projection as of
March 4, 2019
Production
Oil (MMBbls)	3.7 - 3.9
Natural Gas Liquids (MMBbls)	2.5 - 2.6
Total Liquids (MMBbls)	6.2 - 6.5
Natural Gas (Bcf)	31.0 - 33.0
Total (MMBoe)	11.4 - 12.0

Price Differentials to NYMEX
Oil (per Bbl)	($4.30)
Natural Gas Liquids (realized % of NYMEX WTI)	37%
Natural Gas (per MMBtu)	($1.30)

Expenses
LOE	$89 - $94 million
Adjusted G&A Expense (1)	$34 - $37 million

% of Revenue
Severance and Ad Valorem Taxes	6.5% - 7.0%

Capital Expenditures ($ in millions)

Drilling and Completion	$115 - $125
Other Exploration and Production	$45 - $55
Total Capital Expenditures	$160 - $180
(excluding acquisitions and plugging and abandonment)

1.Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures" beginning on page 15. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

2018 Actual Results vs. 2018 Guidance
Presented below is the Company’s 2018 operational and capital expenditure actuals vs. the midpoint of 2018 guidance.

	FY 2018 Actuals	FY 2018 Guidance (Midpoint)	Delta
Production
Oil (MMBbls)	3.5	3.5	0
Natural Gas Liquids (MMBbls)	2.8	2.8	0
Total Liquids (MMBbls)	6.3	6.3	0
Natural Gas (Bcf)	36.2	35.7	0.5
Total (MMBoe)	12.3	12.2	0.1

Expenses
LOE ($ in millions)	$93	$94	$(1)
Adjusted G&A Expense (1) ($ in millions)	$37	$40	$(3)

Capital Expenditures ($ in millions)
Drilling and Completion
Mid-Continent	$27	$24	$3
North Park Basin	55	58	(3)
Other (2)	33	35	(2)
Total Drilling and Completion	$115	$117	$(2)

Other E&P
Land, G&G, and Seismic	$11	$16	$(5)
Infrastructure (3)	15	18	(3)
Workover	25	26	(1)
Capitalized G&A and Interest	5	7	(2)
Total Other Exploration and Production	$56	$67	$(11)

General Corporate	0	1	(1)
Total Capital Expenditures	$171	$185	$(14)
(excluding acquisitions and plugging and abandonment)

1.Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures" beginning on page 15. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.
2.Primarily 2017 Carryover
3.Includes Production Gathering and Facilities

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Production - Total
Oil (MBbl)	840	1,027	3,477	4,157
NGL (MBbl)	719	775	2,829	3,376
Natural Gas (MMcf)	8,954	10,354	36,175	44,237
Oil equivalent (MBoe)	3,051	3,528	12,335	14,906
Daily production (MBoed)	33.2	38.3	33.8	40.8

Average price per unit
Realized oil price per barrel - as reported	$57.20	$53.31	$61.73	$48.72
Realized impact of derivatives per barrel	(4.22)	(2.54)	(10.38)	1.03
Net realized price per barrel	$52.98	$50.77	$51.35	$49.75

Realized NGL price per barrel - as reported	$20.86	$23.69	$23.72	$18.16
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$20.86	$23.69	$23.72	$18.16

Realized natural gas price per Mcf - as reported	$2.44	$1.92	$1.85	$2.09
Realized impact of derivatives per Mcf	(0.22)	0.21	0.04	0.06
Net realized price per Mcf	$2.22	$2.13	$1.89	$2.15

Realized price per Boe - as reported	$27.84	$26.35	$28.27	$23.90
Net realized price per Boe - including impact of derivatives	$26.03	$26.23	$25.47	$24.38

Average cost per Boe
Lease operating	$7.79	$7.29	$7.52	$6.89
Production taxes	$1.56	$1.19	$1.58	$0.92
Depletion (1)	$11.55	$8.66	$10.32	$7.92

Earnings per share
Earnings (loss) per share applicable to common stockholders
Basic	$1.53	$(0.54)	$(0.26)	$1.45
Diluted	$1.53	$(0.54)	$(0.26)	$1.44

Adjusted net income (loss) per share available to common stockholders
Basic	$0.15	$0.34	$0.57	$1.62
Diluted	$0.15	$0.34	$0.57	$1.61

Weighted average number of shares outstanding (in thousands)
Basic	35,312	34,494	35,057	32,442
Diluted (2)	35.312	34,547	35,057	32,663

(1) Includes accretion of asset retirement obligation.
(2) Includes shares considered antidilutive for calculating loss per share in accordance with GAAP.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three and twelve months ended December 31, 2018 at the same level of detail as the 2018 full year capital expenditure guidance.

	Three Months Ended	Twelve Months Ended
	December 31, 2018	December 31, 2018
	(In thousands)	(In thousands)

Drilling and Completion
Mid-Continent	$15,934	$27,025
North Park Basin	17,896	54,737
Other (1)	3,448	33,349
Total Drilling and Completion	$37,278	$115,111

Other E&P
Land, G&G, and Seismic	$1,402	$11,147
Infrastructure (2)	7,450	14,649
Workovers	6,192	24,508
Capitalized G&A and Interest	838	5,379
Total Other Exploration and Production	$15,882	$55,683

General Corporate	$347	$392

Total Capital Expenditures	$53,507	$171,186
(excluding acquisitions and plugging and abandonment)

(1) Primarily 2017 Carryover
(2) Production Gathering and Facilities

Derivative Contracts
In December 2018, the Company entered into early settlements of all open crude oil swaps covering 9 MBbls per day of production in December 2018 at an average strike price of $56.12 and 5 MBbls per day of production in 2019 at an average strike price of $54.29. The table below sets forth the Company’s hedge position for 2019 as of March 4, 2019:

	Quarter Ending

	3/31/2019	6/30/2019	9/30/2019	12/31/2019	FY 2019
Natural Gas Swaps:
Total Volume (Bcf)	4.50	—	—	—	4.50
Daily Volume (MMBtupd)	50.0	—	—	—	50.0
Swap Price ($/MMBtu)	$4.28	—	—	—	$4.28

Capitalization
The Company’s capital structure as of December 31, 2018 and December 31, 2017 is presented below:

	December 31, 2018	December 31, 2017

	(In thousands)

Cash, cash equivalents and restricted cash	$19,645	$101,308

Credit facility	$—	$—
Building note	—	37,502
Total debt	—	37,502

Stockholders’ equity
Common stock	36	36
Warrants	88,516	88,500
Additional paid-in capital	1,055,164	1,038,324
Accumulated deficit	(295,995)	(286,920)
Total SandRidge Energy, Inc. stockholders’ equity	847,721	839,940

Total capitalization	$847,721	$877,442

SandRidge Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Successor			Predecessor
	Year Ended December 31, 2018	Year Ended December 31, 2017	Period from October 2, 2016 through December 31, 2016	Period from January 1, 2016 through October 1, 2016
Revenues
Oil, natural gas and NGL	$348,726	$356,210	$98,307	$279,971
Other	669	1,089	149	13,838
Total revenues	349,395	357,299	98,456	293,809
Expenses
Production	92,703	102,728	24,997	129,608
Production taxes	19,470	13,644	2,643	6,107
Depreciation and depletion—oil and natural gas	127,281	118,035	36,061	90,978
Depreciation and amortization—other	11,982	13,852	3,922	21,323
Impairment	4,170	4,019	319,087	718,194
General and administrative	41,666	76,024	9,837	116,091
Accelerated vesting of employment compensation	6,545	—	—	—
Proxy contest	7,139	—	—	—
Terminated merger costs	—	8,162	—	—
Employee termination benefits	32,657	4,815	12,334	18,356
Loss (gain) on derivative contracts	17,155	(24,090)	25,652	4,823
Loss on settlement of contract	—	—	—	90,184
Other operating (income) expense	(998)	479	268	4,348
Total expenses	359,770	317,668	434,801	1,200,012
(Loss) income from operations	(10,375)	39,631	(336,345)	(906,203)
Other (expense) income
Interest expense, net	(2,787)	(3,868)	(372)	(126,099)
Gain on extinguishment of debt	1,151	—	—	41,179
Gain on reorganization items, net	—	—	—	2,430,599
Other income, net	2,865	2,550	2,744	1,332
Total other income (expense)	1,229	(1,318)	2,372	2,347,011
(Loss) income before income taxes	(9,146)	38,313	(333,973)	1,440,808
Income tax (benefit) expense	(71)	(8,749)	9	11
Net (loss) income	(9,075)	47,062	(333,982)	1,440,797
Preferred stock dividends	—	—	—	16,321
(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(9,075)	$47,062	$(333,982)	$1,424,476
(Loss) earnings per share
Basic	$(0.26)	$1.45	$(17.61)	$2.01
Diluted	$(0.26)	$1.44	$(17.61)	$2.01
Weighted average number of common shares outstanding
Basic	35,057	32,442	18,967	708,928
Diluted	35,057	32,663	18,967	708,928

SandRidge Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	December 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$17,660	$99,143
Restricted cash - other	1,985	2,165
Accounts receivable, net	45,503	71,277
Derivative contracts	5,286	1,310
Prepaid expenses	2,628	5,248
Other current assets	265	15,954
Total current assets	73,327	195,097
Oil and natural gas properties, using full cost method of accounting
Proved	1,269,091	1,056,806
Unproved	60,152	100,884
Less: accumulated depreciation, depletion and impairment	(580,132)	(460,431)
	749,111	697,259
Other property, plant and equipment, net	200,838	225,981
Other assets	1,062	1,290
Total assets	$1,024,338	$1,119,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$111,797	$139,155
Derivative contracts	—	10,627
Asset retirement obligation	25,393	41,017
Other current liabilities	—	8,115
Total current liabilities	137,190	198,914
Long-term debt	—	37,502
Derivative contracts	—	3,568
Asset retirement obligation	34,671	36,527
Other long-term obligations	4,756	3,176
Total liabilities	176,617	279,687
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 35,687 issued and outstanding at December 31, 2018 and 35,650 issued and outstanding at December 31, 2017	36	36
Warrants	88,516	88,500
Additional paid-in capital	1,055,164	1,038,324
Accumulated deficit	(295,995)	(286,920)
Total stockholders’ equity	847,721	839,940
Total liabilities and stockholders’ equity	$1,024,338	$1,119,627

SandRidge Energy, Inc. and Subsidiaries
Consolidated Cash Flows
(In thousands)

	Successor			Predecessor
	Year Ended December 31, 2018	Year Ended December 31, 2017	Period from October 2, 2016 through December 31, 2016	Period from January 1, 2016 through October 1, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(9,075)	$47,062	$(333,982)	$1,440,797
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Provision for doubtful accounts	(462)	406	(13,166)	16,704
Depreciation, depletion, and amortization	139,263	131,887	39,983	112,301
Impairment	4,170	4,019	319,087	718,194
Gain on reorganization items, net	—	—	—	(2,442,436)
Debt issuance costs amortization	470	430	—	4,996
Amortization of premiums and discounts on debt	(47)	(330)	(81)	2,734
Gain on extinguishment of debt	(1,151)	—	—	(41,179)
Gain on debt derivatives	—	—	—	(1,324)
Cash paid for early conversion of convertible notes	—	—	—	(33,452)
Loss (gain) on derivative contracts	17,155	(24,090)	25,652	4,823
Cash (paid) received on settlement of derivative contracts	(35,325)	7,260	7,698	72,608
Loss on settlement of contract	—	—	—	90,184
Cash paid on settlement of contract	—	—	—	(11,000)
Stock-based compensation	23,377	15,750	6,250	9,075
Other	(1,571)	344	717	(3,260)
Changes in operating assets and liabilities increasing (decreasing) cash
Deconsolidation of noncontrolling interest	—	—	—	(9,654)
Receivables	16,560	115	12,872	36,116
Prepaid expenses	2,620	127	(1,079)	(5,681)
Other current assets	170	191	(260)	(181)
Other assets and liabilities, net	(1,754)	4,186	1,505	(7,542)
Accounts payable and accrued expenses	(4,257)	(2,199)	990	(3,595)
Asset retirement obligations	(4,629)	(3,979)	(591)	(61,305)
Net cash provided by (used in) operating activities	145,514	181,179	65,595	(112,077)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(187,047)	(219,246)	(51,676)	(186,452)
Acquisition of assets	(24,764)	(48,312)	—	(1,328)
Proceeds from sale of assets	28,358	21,834	11,841	20,090
Net cash used in investing activities	(183,453)	(245,724)	(39,835)	(167,690)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	10,000	—	—	489,198
Repayments of borrowings	(46,304)	—	(414,954)	(74,243)
Debt issuance costs	—	(1,488)	—	(333)
Proceeds from building mortgage	—	—	—	26,847
Payment of mortgage proceeds and cash recovery to debt holders	—	—	—	(33,874)
Cash paid for tax withholdings on vested stock awards	(7,420)	(6,730)	(110)	(44)
Other	—	—	3	—
Net cash (used in) provided by financing activities	(43,724)	(8,218)	(415,061)	407,551
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(81,663)	(72,763)	(389,301)	127,784
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	101,308	174,071	563,372	435,588
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$19,645	$101,308	$174,071	$563,372

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

	(In thousands)
Net cash provided by operating activities	$36,346	$33,273	$145,514	$181,179
Changes in operating assets and liabilities	7,697	7,258	(8,710)	1,559
Operating cash flow	$44,043	$40,531	$136,804	$182,738

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income (loss) before income tax benefit, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

	(In thousands)
Net income (loss)	$54,178	$(18,760)	$(9,075)	$47,062

Adjusted for
Income tax expense (benefit)	1	(253)	(71)	(8,749)
Interest expense	640	1,377	3,148	4,886
Depreciation and amortization - other	2,753	3,123	11,982	13,852
Depreciation and depletion - oil and natural gas	35,233	30,549	127,281	118,035
EBITDA	92,805	16,036	133,265	175,086

Asset impairment	—	544	4,170	4,019
Stock-based compensation	962	3,134	10,246	13,923
(Gain) loss on derivative contracts	(42,608)	21,934	17,155	(24,090)
Cash (paid) received upon settlement of derivative contracts	(6,300)	(440)	(35,325)	7,260
Employee termination benefits	4	—	32,657	4,815
Proxy contest	—	—	7,139	—
Acceleration of performance units	—	—	1,232	—
Restructuring costs	—	—	—	3,739
Drilling participation agreement transaction costs	—	20	—	2,901
Terminated merger costs	—	8,162	—	8,162
Gain on extinguishment of debt	—	—	(1,151)	—
Other	(212)	(181)	(2,669)	(3,026)

Adjusted EBITDA	$44,651	$49,209	$166,719	$192,789

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

	(In thousands)
Net cash provided by operating activities	$36,346	$33,273	$145,514	$181,179

Changes in operating assets and liabilities	7,697	7,258	(8,710)	1,559
Interest expense	640	1,377	3,148	4,886
Employee termination benefits (1)	4	—	19,526	2,990
Proxy contest	—	—	7,139	—
Acceleration of performance units	—	—	1,232	—
Restructuring costs	—	—	—	3,739
Drilling participation agreement transaction costs	—	20	—	2,901
Income tax expense (benefit)	1	(253)	(71)	(8,749)
Terminated merger costs	—	8,162	—	8,162
Other	(37)	(628)	(1,059)	(3,878)

Adjusted EBITDA	$44,651	$49,209	$166,719	$192,789

1.Excludes associated stock-based compensation.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
	$	$/Diluted Share	$	$/Diluted Share

	(In thousands, except per share amounts)
Net income (loss) available to common stockholders	$54,178	$1.53	$(18,760)	$(0.54)

Asset impairment	—	—	544	0.02
(Gain) loss on derivative contracts	(42,608)	(1.21)	21,934	0.62
Cash paid upon settlement of derivative contracts	(6,300)	(0.17)	(440)	(0.01)
Employee termination benefits	4	—	—	—
Drilling participation agreement transaction costs	—	—	20	—
Terminated merger costs	—	—	8,162	0.24
Other	(131)	—	246	0.01

Adjusted net income available to common stockholders	$5,143	$0.15	$11,706	$0.34

	Basic	Diluted (1)	Basic	Diluted (1)
Weighted average number of common shares outstanding	35,312	35,312	34,494	34,547

Total adjusted net income per share	$0.15	$0.15	$0.34	$0.34

	Year Ended December 31, 2018		Year Ended December 31, 2017
	$	$/Diluted Share	$	$/Diluted Share

	(In thousands, except per share amounts)
Net (loss) income available to common stockholders	$(9,075)	$(0.26)	$47,062	$1.44

Asset impairment	4,170	0.12	4,019	0.12
Loss (gain) on derivative contracts	17,155	0.49	(24,090)	(0.73)
Cash (paid) received upon settlement of derivative contracts	(35,325)	(1.01)	7,260	0.22
Employee termination benefits	32,657	0.93	4,815	0.15
Proxy contest	7,139	0.20	—	—
Accelerated vesting of employment compensation	6,545	0.19	—	—
Restructuring costs	—	—	3,739	0.11
Drilling participation agreement transaction costs	—	—	2,901	0.09
Terminated merger costs	—	—	8,162	0.25
Gain on extinguishment of debt	(1,151)	(0.03)	—	—
Other	(2,208)	(0.06)	(1,396)	(0.04)

Adjusted net income available to common stockholders	$19,907	$0.57	$52,472	$1.61

	Basic	Diluted (1)	Basic	Diluted (1)
Weighted average number of common shares outstanding	35,057	35,057	32,442	32,663

Total adjusted net income per share	$0.57	$0.57	$1.62	$1.61

1.Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating loss per share in accordance with GAAP.

Reconciliation of PV-10 to Standardized Measure
PV-10 is a non-GAAP financial measure and represents the present value of estimated future cash inflows from proved oil, natural gas and NGL reserves, less future development and production costs, discounted at 10% per annum to reflect timing of future cash flows and using 12-month average prices for the years ended December 31, 2018 and 2017. PV-10 differs from Standardized Measure because it does not include the effects of income taxes on future net revenues. PV-10 is used by the industry and by management as a reserve asset value measure to compare against past reserve bases and the reserve bases of other business entities. It is useful because its calculation is not dependent on the taxpaying status of the entity. Because of the present value of future income tax discounted at 10% is insignificant, these measures are equivalent.
PV-10 utilizing alternative pricing of $54.00 per Bbl of oil and $2.75 per MMBtu for natural gas is a non-GAAP financial measure. It differs from Standardized Measure and is useful to investors because it reflects the potential value of proved reserves based on commodity price assumptions more closely representative of current average NYMEX futures prices rather than SEC pricing and does not include the effects of income taxes on future net revenues. Neither the PV-10 of the Company’s SEC reserves, the PV-10 utilizing alternative pricing nor the Standardized Measure represents an estimate of fair market value of the Company’s oil and natural gas properties.

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items as shown in the following tables.

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
	$	$/Boe	$	$/Boe

	(In thousands, except per Boe amounts)
General and administrative	$8,050	$2.64	$16,840	$4.77
Stock-based compensation	(962)	(0.32)	(3,134)	(0.88)
Drilling participation agreement transaction costs	—	—	(20)	(0.01)
Adjusted G&A	$7,088	$2.32	$13,686	$3.88

	Year Ended December 31, 2018		Year Ended December 31, 2017
	$	$/Boe	$	$/Boe

	(In thousands, except per Boe amounts)
General and administrative	$41,666	$3.38	$76,024	$5.10
Stock-based compensation (1)	(4,933)	(0.40)	(13,925)	(0.94)
Restructuring costs	—	—	(3,739)	(0.25)
Drilling participation agreement transaction costs	—	—	(2,901)	(0.19)
Adjusted G&A	$36,733	$2.98	$55,459	$3.72

1.Year ended December 31, 2018 excludes non-cash stock-based compensation included in accelerated vesting of employment compensation and employee termination benefits in the consolidated statement of operations. Year ended December 31, 2017 excludes non-cash stock-based compensation included in employee termination benefits in the consolidated statement of operations.

For further information, please contact:
Johna Robinson
Investor Relations
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
(405) 429-5515

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “2019 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, and development plans and appraisal programs, drilling inventory and locations, estimated oil, and natural gas and natural gas liquids production, reserves, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and infrastructure assessment and investment. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippian Lime formation in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the Northwest STACK Play in Oklahoma and multiple oil rich Niobrara benches in the Colorado North Park Basin.